           STRUCTURED INVESTMENTS [GRAPHIC OMITTED][GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                         Free Writing Prospectus
                                                              Dated July 7, 2010
                                           Registration Statement No. 333-156423
           Client Strategy Guide: July 2010 Offerings Filed Pursuant to Rule 433

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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Client Strategy Guide: July 2010 Offerings                               Page 2
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              Table of Contents [GRAPHIC OMITTED][GRAPHIC OMITTED]

     Important Information Regarding Offering Documents...................................................page 3
     Selected Features and  Risk Disclosures...................................................................page 4
     Structured Investments Spectrum.......................................................................... page 5

     Core Offerings
     Five Core Investments Offered

     -------------------------------- -------------------------------------------------------------------------------
                                      .......................................................................page 6
     Market-Linked Deposits -         ........................................................................page 7
     FDIC Insured                     ........................................................................page 8
     -------------------------------- -------------------------------------------------------------------------------

     -------------------------------- -------------------------------------------------------------------------------
     Leveraged Performance            PLUSSM based on the Sand P 500(R)  Index (SPX) by Morgan Stanley.......page 9
                                      ...................................................................... page 10
     -------------------------------- -------------------------------------------------------------------------------

     Tactical Offerings
     Actionable Themes in the Marketplace

     -------------------------------- -------------------------------------------------------------------------------
     Enhanced Yield                   .......................................................................page 11
                                      8% to 10% ELKS(R)  based on Amazon.com, Inc (AMZN) by Morgan Stanley......page 12
                                      .......................................................................page 13
                                      .......................................................................page 14
     -------------------------------- -------------------------------------------------------------------------------

     -------------------------------- ----------------------------------------------------------------------------------
     Leveraged Performance            JUMP Securities based on the Philadelphia Oil Service
                                      SectorSM Index (OSX) by Morgan Stanley............page 15
                                       16
                                      Buffered JUMP Securities based on the performance of the Brazilian Real
                                      (BRL) vs. the U.S. Dollar (U.S.D) by Morgan Stanley...................page 17
     -------------------------------- ----------------------------------------------------------------------------------

     Selected Risks and  Considerations ....................................................................page 18

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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Client Strategy Guide: July 2010 Offerings                               Page 3
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     Important Information Regarding Offering Documents

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

         o        For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number
1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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Client Strategy Guide: July 2010 Offerings                               Page 4
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     Selected Features and  Risk Disclosures   [GRAPHIC OMITTED][GRAPHIC OMITTED]

     Features

     Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

     Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000; unless otherwise noted

     Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, Structured Investments that provide for repayment of principal do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer. You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal.
Because the supplemental redemption amount due at maturity on these Structured
Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments. The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured
Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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Client Strategy Guide: July 2010 Offerings                               Page 5
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     Structured Investments Spectrum                                                                               [GRAPHIC OMITTED][GRAPHIC OMITTED]

     Person Name Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Enhanced Yield, Leveraged Performance and Access.

                                                                                               ?
   Market-Linked Deposits - FDIC Insured combine the return of all principal at                May be appropriate for investors who do not require periodic interest
   maturity, subject to applicable FDIC insurance limits and issuer credit risk, with          payments, are concerned about principal at risk, and who are willing to
   the potential for capital appreciation based on the performance of an underlying            forgo some upside in exchange for the return of all principal at
   asset.                                                                                      maturity, subject to applicable FDIC insurance limits and issuer credit risk.

   Enhanced Yield Investments seek to potentially generate current income greater than    ?    May be appropriate for investors who are willing to forgo some or all of
   that of a direct investment in an underlying asset with the investor accepting full         the appreciation in the underlying asset and assume full downside
   exposure to the downside with limited or no opportunity for capital appreciation.           exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

   Leveraged Performance Investments allow investors the possibility of capturing         ?    May be appropriate for investors who expect only modest changes in the
   enhanced returns relative to an underlying asset's actual performance within a given        value of the underlying asset and who are willing to give up
   range of performance in exchange for giving up returns above the specified cap, in          appreciation on the underlying asset that is beyond the performance
   addition to accepting full downside exposure to the underlying asset.                       range, and bear the same or similar downside risk associated with owning the underlying asset.

   Access Investments provide exposure to a market sector, asset class, theme or          ?    May be appropriate for investors interested in diversification and
   investment strategy that may not be easily accessible to an individual investor by          exposure to difficult to access asset classes, market sectors or
   means of traditional investments.                                                           investment strategies.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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Client Strategy Guide: July 2010 Offerings                               Page 6
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[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

MorganStanley SmithBarney

Client Strategy Guide: July 2010 Offerings Page 9

Opportunities in U.S. Equities

Leveraged Performance ○ PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No guaranteed repayment of principal
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	August 25, 2011 (approximately 13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.30 to $11.80 per PLUS (113% to 118% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.

Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value:
	  ○ $10 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is *less than or equal to* the Initial Index Value:
	  ○ $10 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $10 per PLUS and could be zero.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – July 26, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. July 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: July 2010 Offerings                               Page 10
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                         [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                July 2010

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2010 Offerings                               Page 11
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                         [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2010 Offerings                               Page 11
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Opportunities in country-regionplaceU.S. Equities
---------------------------
      Enhanced Yield        |_| 8% to 10% ELKS(R) based on Amazon.com, Inc. (AMZN)
---------------------------

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          |X| Relatively short-term yield enhancement strategy that
              offers above market, fixed monthly coupons in exchange for                    |X| No guaranteed repayment of principal
              full downside exposure to the underlying equity and, in most                  |X| Full downside to the underlying equity if the underlying equity
              cases, no appreciation potential on the underlying equity.                        closes at or below the downside threshold closing price on any trading day
              Investors will realize appreciation potential only if, on                         during the investment term
              any trading day, the underlying equity closes at or below                     |X| No participation in any appreciation of the underlying equity unless
              the downside threshold closing price and at maturity (or on                       the underlying equity closes at or below the downside threshold closing
Strategy      the valuation date if the cash election is made by the                            price on any trading day during the investment term and at maturity (or on
Overview      holder) closes above its initial equity price                                     the valuation date if the holder elects to receive cash) closes above its
          |X| ELKS offer limited protection against a decline in the                            initial equity price
              price of the underlying equity at maturity but only if the                    |X| If the underlying equity closes at or below the downside threshold
              underlying equity does not close at or below the              Risk                closing price on any trading day during the investment term, the ELKS will
              predetermined downside threshold closing price on any         Considerations      redeem for shares of the underlying equity, or the equivalent cash value,
              trading day during the investment term                                            with a value less than the initial investment if the underlying equity
          |X| Monthly coupon is paid regardless of the performance                              closes below the initial equity price on the maturity date (or the
              of the underlying equity                                                          valuation date if the holder elects to receive cash)
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------
ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. The ELKS do not guarantee the return of any principal at maturity. At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Amazon.com, Inc. decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of
Amazon.com, Inc. equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of Amazon.com, Inc. or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.
The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                           Morgan Stanley
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Equity                The common stock of Amazon.com, Inc.
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                    January 25, 2011 (approximately 6 Months)
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity      None
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Coupon                           8% to 10% per annum (approximately equivalent to $0.39111 to $0.48889 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Coupon Payment Dates             Monthly, on the 25th of each month, beginning on August 25, 2010
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity per ELKS     If on any trading day from but excluding the pricing date to and including the valuation date:
                                 o the closing price has not decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or
                                 o the closing price has decreased to or below the Downside Threshold Price, then you will receive shares of Amazon.com, Inc common stock in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares.
                                 The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Closing       80% of the Initial Equity Price
Price
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Initial Equity Price             The closing price of the Underlying Equity on the pricing date
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Equity Ratio                     $10 divided by the Initial Equity Price, subject to antidilution adjustments for certain corporate events.  The Equity Ratio will be determined on the pricing date.
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal     $10 per ELKS
Amount
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Listing                          The ELKS will not be listed on any securities exchange
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date2           This offering is expected to close for ticketing on Monday - July 26, 2010.
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions,
  Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2010 Offerings                               Page 12
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                         [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2010 Offerings                               Page 13
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                         [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2010 Offerings                               Page 14
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Opportunities in U.S Equities
Leveraged Performance   |_|  JUMP Securities based on the Philadelphia Oil Service Sector(SM)Index (OSX)

-------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        |X| No guaranteed repayment of principal
           |X| Enhanced return within a certain range of price performance and                          |X| Full downside exposure to the Philadelphia Oil Service
               the same downside risk as a direct investment with 1-for-1 downside                          Sector(SM)Index
 Strategy      exposure                                                                                 |X| Appreciation potential is limited to the fixed upside
 Overview  |X| May be appropriate for investors anticipating moderate                                       payment at maturity
               appreciation on the Philadelphia Oil Service Sector(SM)Index and                         |X| Does not provide for current income; no interest
               seeking enhanced returns within a certain range of index performance, Risk Considerations    payments
               in exchange for a cap on the maximum payment at maturity                                 |X| Exposure concentrated in oil services companies.
-------------------------------------------------------------------------------------------------------------------------------------------------------------------
The Jump Securities offer the opportunity for investors to earn a return based on the performance of the
Philadelphia Oil Service Sector(SM)Index. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 18% to 22%, which we refer to as the upside payment, if the index value on the valuation date is at all above the initial index value. If, on the other hand, the index value on the valuation date is at or below the initial index value, you will receive for each $10 stated
principal amount of securities that you hold a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease in the final index value from the initial index value. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

                                   -----------------------------------------------------------------------------------------------------------------------------------------
Issuer                             Morgan Stanley
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                   Philadelphia Oil Service Sector(SM)Index (OSX)
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                      August 25, 2011 (13 Months)
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Upside Payment                     $1.80 to $2.20 per security (18% to 22% of the stated principal amount) to be determined on the pricing date.  Accordingly, even if the final index value is significantly greater than the initial index value, your payment at maturity will not exceed $11.80 to $12.20 per security.
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity per Security   o If  the Final Index Value is greater than the Initial Index Value,
                                     $10 + the Upside Payment

                                   o If the Final Index Value is less than or equal to the Initial Index Value,
                                     $10 x Index Performance Factor

                                   This amount will be less than or equal to the stated principal amount of $10. There is no minimum payment at maturity.
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor           Final Index Value / Initial Index Value
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Listing                            The Securities will not be listed on any securities exchange.
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Issue Price                        $10 per Security
                                   -----------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date3             This offering is expected to close for ticketing on Monday - July 26, 2010.
                                   -----------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions,
  Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2010 Offerings                               Page 16
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                         [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

Morgan Stanley Smith Barney

Client Strategy Guide: July 2010 Offerings Page 17

Opportunities in U.S Equities

Leveraged Performance

Buffered JUMP Securities based on the performance of the Brazilian Real (BRL) vs. the U.S Dollar (USD)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure to the extent a decline in the underlying exceeds the buffer amount at maturity ✓ May be appropriate for investors anticipating moderate appreciation of the Brazilian Real relative to the U.S. Dollar and seeking enhanced returns within a certain range of currency performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No guaranteed repayment of principal ✓ Full downside exposure to the depreciation of the Brazilian Real relative to the U.S. Dollar beyond the buffer amount ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Currency exchange risk.

The Buffered Jump Securities offer the opportunity to earn a return based on the performance of the Brazilian Real relative to the U.S. Dollar. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity you will receive for each $1,000 security that you hold, an amount in cash based on the Brazilian real/U.S. dollar exchange rate, expressed as the number of units of Brazilian real, which we refer to as the real or BRL, per U.S. dollar, which we refer to as the dollar or USD, as determined on the valuation date. The payment at maturity will be (i) $1,200 to $1,250 per security if the real strengthens relative to the dollar, (ii) $1,000 per security if the real remains unchanged or weakens relative to the dollar by no more than 10%, and (iii) less than $1,000 per security if the real weakens relative to the dollar by more than 10%, subject to the minimum payment at maturity of $100 per security. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Brazilian Real / U.S. Dollar Exchange Rate
Maturity Date	December 23, 2011 (17 Months)
Upside Payment	$200 to $250 per security (20% to 25% of the stated principal amount). The actual upside payment will be determined on the pricing date. Accordingly, even if the appreciation of the real relative to the dollar is greater than the fixed upside payment in percentage terms, your payment at maturity will not exceed $1,200 to $1,250 per security.
Payment at Maturity per Security	• If the Currency Performance is **positive,** which means that the Brazilian real ("real") has *strengthened* relative to the U.S. dollar ("dollar"): $1,000 + Upside Payment; • If the Currency Performance is **less than or equal to zero but greater than or equal to –10%**, which means that the real *has remained unchanged or weakened* relative to the dollar by no more than 10%: $1,000 • If the Currency Performance is **less than –10%**, which means that the real has *weakened* relative to the dollar *by more than 10%:* $1,000 x (1 + Currency Performance) + $100 *Because the currency performance will be less than –10% in this scenario, this amount will be less, and potentially significantly less, than the stated principal amount of $1,000, subject to the minimum payment at maturity of $100 per security.*
Currency Performance	(Initial Exchange Rate / Final Exchange Rate) - 1
Buffer amount	10%
Listing	The Securities will not be listed on any securities exchange.
Issue Price	$1,000 per Security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – July 26, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. July 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2010 Offerings                               Page 18
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Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of  underlying  assets,  and each  underlying  asset will have its own unique set of risks and
considerations.   For example,  some underlying  assets have  significantly  higher  volatility than others.
Before you invest in any Structured  Investment,  you should  thoroughly  review the relevant  prospectus and related  offering  materials for a  comprehensive  description  of the risks  associated  with the Structured
Investment,  including the risks related to the  underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured  Investments are subject to the credit risk of the applicable issuer. Any payments of  interest  or  payments  at  maturity  on a  Structured  Investment  are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic interest  payments,  if any,  and all amounts due on the  Structured  Investment  at maturity  and  therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations  under the Structured
Investment,  the  investor's  investment  would  be at risk and an  investor  could  lose  some or all of its investment.  Any decline in the applicable  issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely  affect the value of the Structured
Investment.  Furthermore,  unless issued as market-linked certificate of deposit,  Structured Investments are not bank deposits and are not insured or  guaranteed  by the Federal  Deposit  Insurance  Corporation  or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were originally  purchased.  Some of these factors include,  but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the  applicable  issuer or credit spreads  charged by the market for taking the  issuer's  credit risk and (v) the time  remaining to  maturity.  In  addition,  we expect that the secondary  market prices of a Structured  Investment  will be adversely  affected by the fact that the issue price of the securities  includes the agent's commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments  prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular  Structured Investment and you should be prepared to hold your investments until maturity.  If the applicable pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that  particular  exchange,  or if listed, whether  any  secondary  market  will  exist.  Therefore,  there  may be little or no  secondary  market  for
Structured  Investments.  Issuers may, but are not obligated to, make a market in the Structured Investments.
Even if there is a  secondary  market for a  particular  Structured  Investment,  it may not  provide  enough liquidity to allow you to trade or sell your Structured  Investment  easily.  Because it is not expected that other broker-dealers will participate  significantly in the secondary market for Structured Investments,  the price at which you may be able to trade a Structured  Investment is likely to depend on the price, if any, at which Morgan  Stanley Smith Barney or another  broker-dealer  affiliated  with the  particular  issuer of the security is willing to transact.  If at any time Morgan  Stanley Smith Barney or any other broker dealer were not to make a market in  Structured  Investments,  it is likely that there would be no  secondary  market for
Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an  underlying  asset or  reference  index is not an  indication  of  future performance. Historical performance of an underlying asset
or reference index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance  of the  underlying  asset or reference  index  during the term of the  Structured
Investment.  Changes in the levels of the underlying  asset or reference  index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2010 Offerings                               Page 19
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Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates may be market participants.  The  applicable  issuer,  one or more of its  affiliates or Morgan Stanley Smith Barney or its affiliates  may,  currently  or in the future,  publish  research  reports  with  respect to movements in the underlying asset to which any specific  Structured  Investment is linked. Such research is modified from time to time  without  notice and may  express  opinions or provide  recommendations  that are  inconsistent  with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these activities  could affect the market  value of a specific  Structured  Investment  or  Structured  Investments
generally.

In most Structured Investments,  an affiliate of Morgan Stanley or the applicable issuer is designated to act as  calculation  agent to  calculate  the  period  interest  or  payment at  maturity  due on the  Structured
Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular Structured  Investment will carry out hedging activities related to that Structured  Investment, including trading in the underlying  asset, as well as in other instruments  related to the underlying asset.
The  issuer's  subsidiaries  and  affiliates  may also trade in the  underlying  asset and other  instruments related  to the  underlying  asset on a  regular  basis  as part of their  general  broker-dealer  and  other businesses.  Any of these hedging or trading  activities on or prior to the trade date and during the term of the Structured  Investment could adversely affect the value of the underlying  asset, and,  accordingly,  the payout to investors.

Commissions and Hedging Profits
The  inclusion of  commissions  and  projected  profit from hedging in the original  issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market conditions or any other relevant factors,  the price, if any, at which a market-maker is willing to purchase  Structured
Investments in secondary market  transactions  will likely be lower than the original issue price,  since the original  issue price  includes,  and secondary  market prices are likely to exclude,  commissions  paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable  issuer's  obligations under the Structured  Investments.  The cost of hedging  includes the projected  profit that the  calculation agent and its  affiliates  may realize in  consideration  for  assuming  the risks  inherent in managing  the hedging transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering,  you can only count on FDIC  insurance to cover the deposit  amount of each
MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index  interest,  if any, as  prescribed  by law, and subject to the  applicable  FDIC  insurance  limits.  FDIC  insurance is not available for any index  interest if the  applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise  insured by any governmental agency or instrumentality or any other person.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 July 2010

MorganStanley SmithBarney
Client Strategy Guide: July 2010 Offerings Page 20

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®, "SPDR®" and "S&P GSCI™ are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

Dow Jones and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERS℠.

iShares® is a service mark of Barclays Global Investors.

"Nasdaq®," "OMX®," "Philadelphia Oil Service SectorSM" and "OSXSM" are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the "Corporations") and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. July 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.